Exhibit 10.4

RELIANT ENERGY, INC.
2002 LONG-TERM INCENTIVE PLAN

AMENDMENT TO
NONQUALIFIED STOCK OPTION AWARD AGREEMENT

THIS AMENDMENT TO NONQUALIFIED STOCK OPTION AWARD AGREEMENT (the “Amendment”) is entered into and effective as of May 16, 2007, by and between Reliant Energy, Inc. (the “Company”) and Joel V. Staff (the “Optionee”).

WHEREAS, on March 12, 2003, the Company granted to the Optionee an Option to purchase shares of common stock of the Company under the Reliant Energy, Inc. 2002 Long-Term Incentive Plan, formerly known as the Reliant Resources, Inc. 2002 Long-Term Incentive Plan, pursuant to a Nonqualified Stock Option Award Agreement (“Agreement”), a copy of which is attached hereto; and

WHEREAS, the Company and the Optionee desire to amend the Agreement to limit the option exercise period upon Retirement;

NOW, THEREFORE, effective as of the day and year first above written, the parties agree to amend the Agreement as follows:

1.             Section 3(c) of the Agreement is hereby amended to read as follows:

“(c)         Termination Due to Retirement.  Upon termination of service as a Director by the Optionee because of Retirement, the Option shall expire upon the earlier of (i) the second anniversary of the date of termination of the Optionee’s service as a Director of the Company or (ii) the expiration of the Option Period.”

2.             Section 3(d) of the Agreement is hereby amended to read as follows:

“(d)         Termination of Service for Other Reasons.  Upon termination of service as a Director by the Optionee for any reason other than death, Disability or Retirement, the portion of the Option not exercisable shall expire immediately, and the portion of the Option exercisable upon termination shall expire upon the earlier of (i) the second anniversary of the date of termination of the Optionee’s service as a Director of the Company or (ii) the expiration of the Option Period.”

RELIANT ENERGY, INC.

By	/s/ Mark M. Jacobs
Mark M. Jacobs
President and Chief Executive Officer

OPTIONEE

/s/ Joel V. Staff
Joel V. Staff